Exhibit 99.1

LKQ Corporation Achieves Record Results for 2010

• Revenue of $2.5 billion for the year • EPS of $1.15 for the year • Provides 2011 guidance

Chicago, IL—February 24, 2011—LKQ Corporation (NASDAQ: LKQX) today announced results for its fourth quarter and full year ended December 31, 2010. Income from continuing operations for the fourth quarter was $41.3 million and diluted earnings per share from continuing operations was $0.28. For the full year, income from continuing operations was $167.1 million and diluted earnings per share from continuing operations was $1.15.

“I am very pleased with the quarter and the year, as we continued our stellar financial performance, with revenue for the year growing 20.6% to $2.5 billion,” commented Joseph Holsten, Vice Chairman and Co-Chief Executive Officer of LKQ Corporation. “We continued to see increased usage of alternative collision parts in 2010, which has allowed us to grow despite challenging economic conditions. Our organic revenue growth rate for parts and services was 7.0% during the fourth quarter.”

Mr. Holsten added, “We also continued to grow through acquisitions. In 2010 we completed 20 acquisitions, which helped us to continue to build out our North American footprint and to add depth and breadth to our product offering. Revenue growth attributable to acquisitions was 10.7% in the fourth quarter of 2010. I expect 2011 will be another busy year for acquisitions.”

2010 Reported Results

For the fourth quarter of 2010, revenue was $674 million compared with $556 million for the fourth quarter of 2009, an increase of 21.3%. Income from continuing operations for the quarter was $41.3 million compared with $36.5 million in the prior year, an increase of 13.2%. The results of the fourth quarter of 2009 included an after tax gain on bargain purchase of $4.3 million.

For the full year of 2010, revenue was $2.47 billion compared with $2.05 billion for the full year of 2009, an increase of 20.6%. Income from continuing operations for the full year was $167.1 million compared with $127.1 million for the prior year, an increase of 31.4%. Income from continuing operations for the full year included $0.7 million, or $0.4 million after tax, of restructuring expenses compared to $2.6 million, or $1.6 million after tax, for the prior year. The results of 2009 also included an after tax gain on bargain purchase of $4.3 million.

Balance Sheet and Liquidity

As of December 31, 2010, LKQ’s balance sheet reflected cash and equivalents of $95.7 million and long-term debt (including the current portion) of $601.0 million. The Company had no borrowings on its $100 million revolving credit facility although availability was reduced to $73 million due to outstanding letters of credit.

Business Acquisitions

During the fourth quarter of 2010, LKQ acquired a total of eight businesses including a wholesale recycled products business in Arkansas and a self serve business with two facilities in southern California. These acquisitions were in addition to the previously announced fourth quarter acquisitions of Cross Canada, PROFormance Power Train, SPI Distribution, Best Bumper, a wholesale recycling business in Virginia, and a self service recycling operation in Colorado. Since the beginning of 2011, the Company has completed four additional acquisitions including ATK Vege, an engine remanufacturing business headquartered in Texas; an aftermarket distributor of heating and cooling products located in the Midwest; a heavy duty truck recycling business located in Texas; and a recycled parts business in Milwaukee, Wisconsin.

Company Outlook

“We continue to see opportunities for organic growth through increased use of alternative parts, an improving economy, additional geographic expansion and an enhanced product offering,” said Robert Wagman, LKQ’s President and Co-Chief Executive Officer. “Revenue from parts and services is anticipated to grow organically in 2011 at a rate of 6% to 8%.”

Based on current conditions and excluding restructuring expenses and any gains or losses related to acquisitions or divestitures, LKQ anticipates full year 2011 income from continuing operations will be in the range of $194 million to $208 million and diluted earnings per share from continuing operations will be in the range of $1.31 to $1.39.

Net cash provided by operating activities for 2011 is projected to be approximately $195 million. The Company estimates capital expenditures related to property and equipment will be between $85 million to $95 million.

Quarterly Conference Call

The Company will host a conference call for the investment community at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on February 24, 2011 and a simultaneous audio webcast. To access the investor conference call, please dial (877) 407-0315. International access to the call may be obtained by dialing (201) 689-8501. The audio webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter — account: 286, conference ID: 365353. An online replay of the audio webcast will be available on the Company’s website. Both formats of replay will be available through March 23, 2011. Please allow approximately two hours after the live presentation before attempting to access the replay.

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About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts, and refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts used to repair light vehicles. LKQ operates more than 325 facilities, offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus the Canadian dollar, the Mexican peso and the Taiwan dollar;

•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products; and

•	other risks that are described in our Form 10-K filed February 26, 2010 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investors and Analysts:

John Quinn

EVP and Chief Financial Officer

(312) 621-1950

General Media Queries:

LKQ Corporation

Investor Relations Department

(312) 621-1950

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue	$674,063	$555,905	$2,469,881	$2,047,942

Cost of goods sold	386,563	303,015	1,376,401	1,120,129

Gross margin	287,500	252,890	1,093,480	927,813

Facility and warehouse expenses	63,868	55,955	233,993	201,056

Distribution expenses	58,578	49,311	212,718	181,919

Selling, general and administrative expenses	81,791	78,035	310,228	276,723

Restructuring expenses	75	644	668	2,554

Depreciation and amortization	10,056	9,220	37,996	34,113

Operating income	73,132	59,725	297,877	231,448

Other expense (income):
Interest expense, net	6,699	7,817	28,316	30,899
Gain on bargain purchase	—	(4,339)	—	(4,339)
Other expense (income), net	9	(259)	(564)	(429)

Total other expense, net	6,708	3,219	27,752	26,131

Income from continuing operations before provision for income taxes	66,424	56,506	270,125	205,317

Provision for income taxes	25,096	19,983	103,007	78,180

Income from continuing operations	41,328	36,523	167,118	127,137

Discontinued operations:
(Loss) income from discontinued operations, net of taxes	—	(1,790)	224	(2,088)
Gain on sale of discontinued operations, net of taxes	—	2,472	1,729	2,472

Income from discontinued operations	—	682	1,953	384

Net income	$41,328	$37,205	$169,071	$127,521

Basic earnings per share (1):
Income from continuing operations	$0.29	$0.26	$1.17	$0.90
Income from discontinued operations	0.00	0.00	0.01	0.00

Total	$0.29	$0.26	$1.18	$0.91

Diluted earnings per share (1):
Income from continuing operations	$0.28	$0.25	$1.15	$0.88
Income from discontinued operations	0.00	0.00	0.01	0.00

Total	$0.28	$0.26	$1.16	$0.89

Weighted average common shares outstanding:
Basic	144,762	141,384	143,271	140,541

Diluted	147,056	144,598	145,857	143,990

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	December 31, 2010	December 31, 2009
Assets
Current Assets:
Cash and equivalents	$95,689	$108,906
Receivables, net	191,085	152,443
Inventory	492,688	385,686
Deferred income taxes	32,506	31,847
Prepaid income taxes	10,923	4,663
Prepaid expenses	13,985	9,603
Assets of discontinued operations	—	9,720

Total Current Assets	836,876	702,868

Property and Equipment, net	331,312	289,902
Intangibles	1,102,275	1,006,022
Other Assets	29,046	21,329

Total Assets	$2,299,509	$2,020,121

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$76,437	$51,300
Accrued expenses	84,028	94,027
Deferred revenue	9,224	9,259
Current portion of long-term obligations	52,888	10,063
Liabilities of discontinued operations	2,744	3,832

Total Current Liabilities	225,321	168,481

Long-Term Obligations, Excluding Current Portion	548,066	592,982
Deferred Income Tax Liabilities	66,059	52,209
Other Noncurrent Liabilities	45,902	27,015

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 145,466,575 and 142,004,797 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	1,455	1,420
Additional paid-in capital	869,798	815,952
Retained earnings	538,530	369,459
Accumulated other comprehensive loss	4,378	(7,397)

Total Stockholders’ Equity	1,414,161	1,179,434

Total Liabilities and Stockholders’ Equity	$2,299,509	$2,020,121

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Year Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$169,071	$127,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,428	38,062
Stock-based compensation expense	9,974	7,283
Deferred income taxes	8,963	5,882
Excess tax benefit from share-based payments	(15,000)	(9,628)
Gain on sale of discontinued operations	(2,744)	(3,924)
Gain on bargain purchase	—	(4,339)
Other	2,697	6,674
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(12,309)	(384)
Inventory	(67,795)	(20,428)
Prepaid income taxes/income taxes payable	7,492	24,111
Accounts payable	10,156	(18,067)
Other operating assets and liabilities	7,250	11,239

Net cash provided by operating activities	159,183	164,002

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(61,438)	(55,870)
Proceeds from sales of property and equipment	1,441	1,070
Proceeds from sales of businesses, net of cash sold	11,992	17,477
Cash used in acquisitions, net of cash acquired	(143,578)	(65,171)

Net cash used in investing activities	(191,583)	(102,494)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	13,962	8,247
Excess tax benefit from share-based payments	15,000	9,628
Debt issuance costs	(419)	(310)
Net repayments under line of credit	—	(6,736)
Repayments of long-term debt	(9,581)	(43,994)

Net cash provided by (used in) financing activities	18,962	(33,165)

Effect of exchange rate changes on cash and equivalents	221	1,496

Net (decrease) increase in cash and equivalents	(13,217)	29,839

Cash and equivalents, beginning of period	108,906	79,067

Cash and equivalents, end of period	$95,689	$108,906

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended December 31,
Operating Highlights	2010		2009
		% of Revenue		% of Revenue	Change	% Change

Revenue	$674,063	100.0%	$555,905	100.0%	$118,158	21.3%

Cost of goods sold	386,563	57.3%	303,015	54.5%	83,548	27.6%

Gross margin	287,500	42.7%	252,890	45.5%	34,610	13.7%

Facility and warehouse expenses	63,868	9.5%	55,955	10.1%	7,913	14.1%

Distribution expenses	58,578	8.7%	49,311	8.9%	9,267	18.8%

Selling, general and administrative expenses	81,791	12.1%	78,035	14.0%	3,756	4.8%

Restructuring expenses	75	0.0%	644	0.1%	(569)	-88.4%

Depreciation and amortization	10,056	1.5%	9,220	1.7%	836	9.1%

Operating income	73,132	10.8%	59,725	10.7%	13,407	22.4%

Other expense (income):
Interest expense, net	6,699	1.0%	7,817	1.4%	(1,118)	-14.3%
Gain on bargain purchase	—	0.0%	(4,339)	-0.8%	4,339	n/m
Other expense (income), net	9	0.0%	(259)	0.0%	268	n/m

Total other expense, net	6,708	1.0%	3,219	0.6%	3,489	108.4%

Income from continuing operations before provision for income taxes	66,424	9.9%	56,506	10.2%	9,918	17.6%

Provision for income taxes	25,096	3.7%	19,983	3.6%	5,113	25.6%

Income from continuing operations	41,328	6.1%	36,523	6.6%	4,805	13.2%

Discontinued operations:
Loss from discontinued operations, net of taxes	—	0.0%	(1,790)	-0.3%	1,790	n/m
Gain on sale of discontinued operations, net of taxes	—	0.0%	2,472	0.4%	(2,472)	n/m

Income from discontinued operations	—	0.0%	682	0.1%	(682)	n/m

Net income	$41,328	6.1%	$37,205	6.7%	$4,123	11.1%

Basic earnings per share (1):
Income from continuing operations	$0.29		$0.26		$0.03	11.5%
Income from discontinued operations	0.00		0.00		0.00	n/m

Total	$0.29		$0.26		$0.03	11.5%

Diluted earnings per share (1):
Income from continuing operations	$0.28		$0.25		$0.03	12.0%
Income from discontinued operations	0.00		0.00		0.00	n/m

Total	$0.28		$0.26		$0.02	7.7%

Weighted average common shares outstanding:
Basic	144,762		141,384		3,378	2.4%

Diluted	147,056		144,598		2,458	1.7%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Year Ended December 31,
Operating Highlights	2010		2009
		% of Revenue		% of Revenue	Change	% Change

Revenue	$2,469,881	100.0%	$2,047,942	100.0%	$421,939	20.6%

Cost of goods sold	1,376,401	55.7%	1,120,129	54.7%	256,272	22.9%

Gross margin	1,093,480	44.3%	927,813	45.3%	165,667	17.9%

Facility and warehouse expenses	233,993	9.5%	201,056	9.8%	32,937	16.4%

Distribution expenses	212,718	8.6%	181,919	8.9%	30,799	16.9%

Selling, general and administrative expenses	310,228	12.6%	276,723	13.5%	33,505	12.1%

Restructuring expenses	668	0.0%	2,554	0.1%	(1,886)	-73.8%

Depreciation and amortization	37,996	1.5%	34,113	1.7%	3,883	11.4%

Operating income	297,877	12.1%	231,448	11.3%	66,429	28.7%

Other expense (income):
Interest expense, net	28,316	1.1%	30,899	1.5%	(2,583)	-8.4%
Gain on bargain purchase	—	0.0%	(4,339)	-0.2%	4,339	n/m
Other income, net	(564)	0.0%	(429)	0.0%	(135)	31.5%

Total other expense, net	27,752	1.1%	26,131	1.3%	1,621	6.2%

Income from continuing operations before provision for income taxes	270,125	10.9%	205,317	10.0%	64,808	31.6%

Provision for income taxes	103,007	4.2%	78,180	3.8%	24,827	31.8%

Income from continuing operations	167,118	6.8%	127,137	6.2%	39,981	31.4%

Discontinued operations:
Income (loss) from discontinued operations, net of taxes	224	0.0%	(2,088)	-0.1%	2,312	n/m
Gain on sale of discontinued operations, net of taxes	1,729	0.1%	2,472	0.1%	(743)	-30.1%

Income from discontinued operations	1,953	0.1%	384	0.0%	1,569	408.6%

Net income	$169,071	6.8%	$127,521	6.2%	$41,550	32.6%

Basic earnings per share (1):
Income from continuing operations	$1.17		$0.90		$0.27	30.0%
Income from discontinued operations	0.01		0.00		0.01	n/m

Total	$1.18		$0.91		$0.27	29.7%

Diluted earnings per share (1):
Income from continuing operations	$1.15		$0.88		$0.27	30.7%
Income from discontinued operations	0.01		0.00		0.01	n/m

Total	$1.16		$0.89		$0.27	30.3%

Weighted average common shares outstanding:
Basic	143,271		140,541		2,730	1.9%

Diluted	145,857		143,990		1,867	1.3%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited table reconciles income from continuing operations to EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands)

Income from continuing operations	$41,328	$36,523	$167,118	$127,137
Depreciation and amortization	11,039	10,072	41,428	37,450
Interest expense, net	6,699	7,817	28,316	30,899
Provision for income taxes	25,096	19,983	103,007	78,180

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$84,162	$74,395	$339,869	$273,666

EBITDA as a percentage of revenue	12.5%	13.4%	13.8%	13.4%

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended December 31,
	2010	2009	Change	% Change
	(In thousands)

Included in Consolidated Statements of Income of LKQ Corporation

Recycled and related products and services	$230,141	$200,972	$29,169	14.5%
Aftermarket, other new and refurbished products	342,555	293,204	49,351	16.8%

Parts and services	572,696	494,176	78,520	15.9%
Other	101,367	61,729	39,638	64.2%

Total	$674,063	$555,905	$118,158	21.3%

Revenue changes by category for the three months ended December 31, 2010 vs. 2009:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change

Recycled and related products and services	8.2%	6.1%	0.2%	14.5%
Aftermarket, other new and refurbished products	9.1%	7.7%	0.1%	16.8%
Parts and services	8.7%	7.0%	0.1%	15.9%

Other	26.7%	37.4%	0.1%	64.2%

Total	10.7%	10.4%	0.1%	21.3%

	Year Ended December 31,
	2010	2009	Change	% Change
	(In thousands)

Included in Consolidated Statements of Income of LKQ Corporation

Recycled and related products and services	$888,320	$749,012	$139,308	18.6%
Aftermarket, other new and refurbished products	1,236,806	1,093,157	143,649	13.1%

Parts and services	2,125,126	1,842,169	282,957	15.4%
Other	344,755	205,773	138,982	67.5%

Total	$2,469,881	$2,047,942	$421,939	20.6%

Revenue changes by category for the year ended December 31, 2010 vs. 2009:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change

Recycled and related products and services	13.8%	4.2%	0.5%	18.6%
Aftermarket, other new and refurbished products	4.6%	8.2%	0.3%	13.1%
Parts and services	8.3%	6.6%	0.4%	15.4%

Other	15.2%	52.2%	0.2%	67.5%

Total	9.0%	11.2%	0.4%	20.6%

Results of discontinued operations are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands)

Revenue	$—	$3,104	$686	$23,957

(Loss) income before income tax (benefit) provision	—	(2,841)	355	(3,314)
Income tax (benefit) provision	—	(1,051)	131	(1,226)

(Loss) income from discontinued operations, net of taxes, before gain on sale of discontinued operations	—	(1,790)	224	(2,088)

Gain on sale of discontinued operations, net of taxes	—	2,472	1,729	2,472

Income from discontinued operations, net of taxes	$—	$682	$1,953	$384

The year ended December 31, 2009 include $3.5 million ($2.2 million, net of tax) in fixed asset impairment related to the discontinued operations.

The three months and year ended December 31, 2009, include $3.7 million ($2.3 million, net of tax) in restructuring expenses related to the discontinued operations.